KPMG Peat Marwick LLP                                   Exhibit 15
Certified Public Accountants
Orange County Office
Center Tower
650 Town Center Drive
Costa Mesa, CA 92626

              Independent Accountants' Review Report

The Stockholders and Board of Directors
Beckman Instruments, Inc:

We have reviewed the condensed consolidated balance sheet of Beckman Instruments, Inc. and subsidiaries as of March 31, 1997, and the related condensed consolidated statements of earnings and cash flows for the
three-month periods ended March 31, 1997 and 1996.   These condensed
consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Beckman Instruments,Inc. and subsidiaries as of December 31, 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated January 17, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1996, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                               (KPMG Peat Marwick LLP)


Orange County, California
April 17, 1997